                            SHARE PURCHASE AGREEMENT


     This SHARE PURCHASE AGREEMENT (this "AGREEMENT") is made as of this July 5, 2001, by and between General Electric Capital Corporation, a New York corporation ("GE CAPITAL"), General Electric Pension Trust, a New York common law trust ("GE PENSION"), and GE Investment Private Placement Partners I, a Delaware limited partnership ("GEIPPP" and, collectively with GE Capital and the Trustees, the "SELLERS") on the one hand, and Nestle Holdings, Inc., a Delaware corporation (the "BUYER"), on the other hand, with respect to the following facts and circumstances:

A. Sellers are the holders of 5,799,998 shares (the "AGGREGATE SHARES") of the common stock, par value $1.00, of Dreyer's Grand Ice Cream, Inc. (the "COMMON STOCK"), a Delaware corporation (the "COMPANY"), as follows:

                  Seller                           Shares

                  GE Capital                       2,899,999
                  GE Pension                       1,172,989
                  GEIPPP                           1,727,010

B. Sellers desire to sell to Buyer a portion of the Aggregate Shares, and Buyer desires to acquire from Sellers a portion of the Aggregate Shares at the purchase price and subject to the terms and conditions set forth herein, as follows (the "SHARES"):

                  Seller                           Shares

                  GE Capital                       1,700,000
                  GE Pension                         687,616
                  GEIPPP                           1,012,384

     NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, Sellers and Buyer hereby agree as follows:

1. DEFINITIONS.

     1.1 For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.1:

          (a) "ACTION" shall mean any claim, demand, litigation, action, suit, investigation, proceeding, hearing, complaint, assessment, inquiry or judgment, administrative or judicial, at law or in equity.

          (b) "APPLICABLE LAW" means, with respect to a Person, any domestic or foreign, federal, state or local statute, law (including principles of common law), ordinance, rule, administrative interpretation, regulation, order, writ, injunction, legally binding directive, judgment, decree or other requirement of any Governmental Authority applicable to such Person or any of its properties (including, with respect to Sellers, the Shares).

          (c) "EXCHANGE ACT" means the Securities Exchange Act of 1934.

          (d) "GOVERNMENTAL AUTHORITY" means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

          (e) "HSR ACT" means the United States Federal Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

          (f) "LIEN" includes any mortgage, lien, pledge, security interest, conditional sale agreement, charge, claim, easement, right, condition, restriction or other encumbrance or defect of title of any nature whatsoever (including, without limitation, any assessment, charge or other type of notice which is levied or given by any Governmental Authority and for which a lien could be filed).

          (g) "ORDER" means any order, decree, temporary, preliminary or permanent injunction, or any judgment or ruling by any Governmental Authority.

          (h) "PERSON" means and includes an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any entity similar to any of the foregoing.

          (i) "REQUIRED CONTRACTUAL CONSENTS" means, with respect to any Person, any Contracts of such Person with respect to which the consent of the other party or parties thereto must be obtained by such Person pursuant to an express term or provision thereof by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby to avoid the termination thereof, a material breach or default thereunder that cannot be cured.

          (j) "REQUIRED GOVERNMENTAL CONSENTS" means, with respect to any Person, each governmental or other registration, filing, application, notice, transfer, consent, approval, order, qualification and waiver required under Applicable Law to be obtained by such Person by virtue of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     1.2 In addition, the following terms shall have the meanings defined for such terms in the Sections set forth below:

         Aggregate Shares                                   Recital A
         Buyer                                              Preamble
         Closing                                            2.1
         Closing Date                                       2.1
         Common Stock                                       Recital A
         Company                                            Recital A
         Declaration                                        3.2.1(b)
         GE Capital                                         Preamble
         GE Pension                                         Preamble
         GEIPPP                                             Preamble


         Purchase Price                                     2.2
         Sellers                                            Preamble
         Shares                                             Recital B
         Transactions                                       3.1.2
         Trustees                                           Preamble

2. PURCHASE OF SHARES.

     2.1 CLOSING. The Closing of the purchase of the Shares contemplated herein (the "CLOSING") shall be held on the Closing Date at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, at a time and date specified by the Buyer and Sellers, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Sections 5 and 6, or at such other time, date and location as the Buyer and Sellers agree in writing (the "CLOSING DATE").

     2.2 PURCHASE AND TRANSFER. At the Closing and subject to the terms and conditions of this Agreement, Buyer agrees to purchase the Shares from Sellers, and each Seller agrees to sell its Shares to Buyer, in consideration of a payment by Buyer in the amount of $31.50 per share, or $107,100,000.00 in the aggregate (the "PURCHASE PRICE").

     2.3 PAYMENTS AT CLOSING. At the Closing and subject to the terms and conditions of this Agreement, Buyer shall pay the Purchase Price in immediately available funds by wire transfer to an account established by each Seller, and specified to Buyer at least two business days prior to the Closing Date.

     2.4 SELLER DELIVERIES AT CLOSING. On the Closing Date, each Seller shall deliver to Buyer the following:

          2.4.1 A certificate or certificates evidencing the Shares sold by such Seller, accompanied by a duly executed stock power separate from the certificates in the form attached as Exhibit A; and

          2.4.2 A certificate executed by an officer of such Seller (in the case of GE Capital), the general partner of such Seller (in case of GEIPPP), or, in the case of GE Pension, an authorized officer of GE Asset Management Incorporated ("GEAM"), certifying that all of the representations and warranties of such Seller herein are true and correct as of the Closing Date and that such Seller has performed and satisfied all of the agreements and covenants required to be performed by such Seller hereunder on or prior to the Closing.

     2.5 BUYER DELIVERIES AT CLOSING. On the Closing Date, Buyer shall deliver to Sellers, in addition to payment of the Purchase Price as provided in Section 2.3, a certificate executed by an officer of Buyer certifying that all of the representations and warranties of Buyer herein are true and correct as of the Closing Date and that Buyer has performed and satisfied all of the agreements and covenants required to be performed by it hereunder on or prior to the Closing.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS.

     3.1 BY BUYER. As an inducement for Sellers to enter into this Agreement, as of the date hereof, Buyer represents, warrants and agrees as follows:

          3.1.1 Organization. Buyer is a corporation duly organized and validly existing and in good standing under the laws of the state of Delaware.

          3.1.2 Authority. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (the "TRANSACTIONS"), in each case by Buyer, are within Buyer's corporate powers and have been duly authorized by all necessary corporate action on the part of Buyer. No other corporate proceedings on the part of Buyer are, and no shareholder approval is, or will be necessary to authorize this Agreement and the Transactions. This Agreement has been duly and validly executed by Buyer and constitutes the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

          3.1.3 Noncontravention. The execution, delivery and performance of each of this Agreement and the consummation of the Transactions will not (i) contravene or conflict with the certificate of incorporation or bylaws of Buyer, or any amendment thereto, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or breach of, the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, agreement or other material instrument or obligation to which Buyer is a party or by which Buyer is bound, or (iii) violate any judgment, order, injunction, decree, statute, rule, law or regulation applicable to Buyer.

          3.1.4 No Required Consents. With respect to Buyer, there are no Required Contractual Consents or Required Governmental Consents other than in connection with or in compliance with the provisions of the HSR Act and the Exchange Act.

     3.2 BY SELLERS. As an inducement for Buyer to enter into this Agreement, as of the date hereof, each Seller represents, warrants and agrees severally, as to itself only, as follows:

          3.2.1 Organization.

          (a) GE Capital is a corporation duly organized and validly existing and in good standing under the laws of the state of New York. GEIPPP is a limited partnership duly organized and validly existing and in good standing under the laws of the state of Delaware.

          (b) GE Pension is a New York common law trust, duly created and validly existing under the laws of the state of New York, and has not been revoked, modified, or amended in any manner which would cause the representations and warranties made by GEAM herein on its behalf to be untrue or incorrect or cause this Agreement to be unenforceable against GE Pension or the Trustees.

          3.2.2 Authority.

          (a) The execution, delivery and performance by GE Capital and GEIPPP of this Agreement and the consummation by them of the Transactions are within their respective corporate or partnership powers and have been duly authorized by all necessary corporate or partnership action on their part. No other corporate or partnership proceedings on the part of each of GE Capital or GEIPPP are, and no shareholder or partner approval is, or will be necessary to authorize this Agreement and the Transactions. This Agreement has been duly and validly executed by each of GE Capital and GEIPPP and constitutes the legal, valid and binding agreement of each of them, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject general principles of equity.

          (b) GEAM, as Investment Manager of GE Pensions, has properly delegated fiduciary authority from the trustees of GE Pension to act on behalf of GE Pension with respect to the Transactions. The execution, delivery and performance by GE Pension of this Agreement and the consummation by it of the Transactions are within its trust powers and have been duly authorized by all necessary action on its part. No other proceedings on the part of GE Pension are or will be necessary to authorize this Agreement and the Transactions. This Agreement has been duly and validly executed by GEAM, as Investment Manager of GE Pension, on behalf of GE Pension and constitutes the legal, valid and binding agreement of GE Pension, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity.

          3.2.3 Non-Contravention. The execution, delivery and performance of each of this Agreement and the consummation of the Transactions will not (i) contravene or conflict with (A) the certificate of incorporation or bylaws of GE Capital, (B) the certificate of limited partnership or partnership agreement of GEIPPP, or (C) the declaration of trust of GE Pension, in each case including any amendment thereto; (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or breach of, the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, agreement or other material instrument or obligation to which any Seller is a party or by which any Seller is bound; or (iii) violate any judgment, order, injunction, decree, statute, rule, law or regulation applicable to any Seller.

          3.2.4 No Required Consents. With respect to Seller, there are no Required Contractual Consents or Required Governmental Consents other than in connection with or in compliance with the provisions of the HSR Act and the Exchange Act.

          3.2.5 Ownership. Each Seller has title to the Shares transferred by it hereunder free and clear of all Liens with full right, power and authority to transfer such Shares to Buyer. No Seller is a party to, and neither any Seller nor any Shares are subject to, directly or indirectly, any call, commitment, warrant, option or other agreement for the sale, encumbrance or other transfer of all or any portion of the Shares. Upon transfer to Buyer, the Shares will be free and clear of all Liens (other than Liens, if any, created by Buyer or as a result of Buyer's ownership of the Shares). Except as set forth in Schedule 3.2.5, there are no agreements or instruments to which any Seller is a party relating to the Shares (including, without limitation, voting agreements, voting trusts, registration rights agreements, rights to purchase or restrictions on transfer).

4. COVENANTS. Upon the terms and subject to the conditions contained herein, each of the parties hereto agrees, both before and after the Closing, to use such party's commercially reasonable best efforts to (i) promptly after the execution and delivery of this Agreement, make all filings required under the HSR Act, and subsequently to obtain any necessary approval for the Transactions thereunder, (ii) give all notices to, and make all registrations and filings with third parties, including submissions of information requested by Governmental Authorities, required by this Agreement or necessary or advisable for the consummation the Transactions, and (iii) fulfill all conditions to this Agreement.

5. CONDITIONS TO OBLIGATIONS OF BUYER. Buyer's obligation to consummate the Transactions are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Buyer, but only in a writing signed by Buyer):

     5.1 DELIVERIES AT CLOSING. Each Seller shall have delivered or caused to be delivered to Buyer the items required to be delivered pursuant to Section 2.4.

     5.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Sellers set forth in this Agreement (i) that are qualified as to materiality will be true and correct, and (ii) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date, and at the Closing, Buyer will have received a certificate to such effect pursuant to Section 2.4.2.

     5.3 COVENANTS. Each Seller will have performed and complied in all material respects with all of its covenants contained in this Agreement on or before the Closing (to the extent that such covenants require performance by such Seller on or before the Closing), and at the Closing, Buyer will have received a certificate to such effect pursuant to Section 2.4.2.

     5.4 NO LEGAL RESTRAINTS. No court of competent jurisdiction or other Governmental Authority shall have issued a preliminary or permanent injunction or similar Order prohibiting or rendering illegal the Transactions. The parties will have obtained any necessary approval for the Transactions under the HSR Act (or any necessary waiting period shall have expired).

6. CONDITIONS TO OBLIGATIONS OF SELLERS. Sellers' obligation to consummate the Transactions are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by each Seller, but only in a writing signed by such Seller:

     6.1 DELIVERIES AT CLOSING. Buyer shall have delivered or caused to be delivered to Sellers the items required to be delivered pursuant to Section 2.5.

     6.2 ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in this Agreement (i) that are qualified as to materiality will be true and correct, and (ii) that are not qualified as to materiality shall be true and correct in all material respects, in each case on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date, and at the Closing, Sellers will have received a certificate to such effect pursuant to Section 2.5.

     6.3 COVENANTS. Buyer will have performed and complied in all material respects with all of its covenants contained in this Agreement on or before the Closing (to the extent that such covenants require performance by Buyer on or before the Closing), and at the Closing, Sellers will have received a certificate to such effect pursuant to Section 2.5.

     6.4 NO LEGAL RESTRAINTS. No court of competent jurisdiction or other Governmental Authority shall have issued a preliminary or permanent injunction or similar Order prohibiting or rendering illegal the Transactions. The parties will have obtained any necessary approval for the Transactions under the HSR Act (or any necessary waiting period shall have expired).

7. TERMINATION.

     7.1 TERMINATION OF AGREEMENT.

          7.1.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Buyer and Sellers.

          7.1.2 Unilateral Termination. Either Buyer or Sellers, by giving written notice to the other, may terminate this Agreement if the Closing shall not have occurred by midnight Pacific Time on September 30, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section
7.1.2 shall not be available to any party whose failure to perform in any material respect any of its obligations or covenants under this Agreement results in the failure of any condition set forth in Section 5 or 6 or if the failure of such condition results from facts or circumstances that constitute a material breach of a representation or warranty or covenant made under this Agreement by such party.

          7.1.3 Effect of Termination. Termination of this Agreement by a party (the "TERMINATING PARTY") in accordance with the provisions of this Section 7 will not give rise to any obligation or liability on the part of the Terminating Party on account of such termination; provided, however, that nothing herein shall relieve a party from liability for a willful breach of this Agreement. The provisions of this Section 7 and of Section 8 shall survive any termination of this Agreement.

8. MISCELLANEOUS.

     8.1 PUBLICITY. Except by mutual agreement (which Agreement may be granted or withheld by any party in its sole and absolute discretion), and except as required by Applicable Law, neither Buyer nor Sellers shall issue any press release or make any public statement regarding, or disclose to any third party (other than the Company) any of the terms of the Transactions; provided, that each of Buyer and Sellers may file an amended Schedule 13D under the Exchange Act, containing a description of this Agreement in the form attached as Exhibit B, and attaching the text of this Agreement as an exhibit to such Schedule 13D.

     8.2 FURTHER ASSURANCES. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by law or as may be reasonably necessary, appropriate or expedient to effectively carry out the purposes of this Agreement.

     8.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including all Exhibits and Schedules and the other instruments and other documents executed and/or delivered in connection herewith, constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes all prior oral and written, and all contemporaneous oral, agreements and understandings pertaining thereto. This Agreement may only be amended by the prior written mutual agreement of each of the parties.

     8.4 GOVERNING LAW. This Agreement, including its existence, validity, construction and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to otherwise governing principles of conflicts of law.

     8.5 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and the courts of the United States of America located in the State of Delaware for any litigation arising out of or relating to this Agreement or the Transactions (and agrees not to commence any litigation relating hereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.11 shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the Transactions in the courts of the State of Delaware or the courts of the United States of America located in the State of Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. Notwithstanding anything to the contrary in this Agreement, any of the parties hereto may seek, to the fullest extent permitted by law, judicial enforcement in any court of any relief obtained from any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS.

     8.6 CONSTRUCTION. This Agreement shall be construed as if all parties prepared this Agreement.

     8.7 SUCCESSORS AND ASSIGNS. The covenants, terms and provisions set forth herein shall inure to the benefit of and be enforceable by the parties, their assigns and successors in interest, including without limitation, any entity into which either of the parties may be merged or by which it may be acquired, provided that rights, duties and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may assign its rights, benefits or obligations under this Agreement to any of its affiliates, provided that no such assignment shall relieve Buyer of its obligations under this Agreement. Any attempted assignment in violation of this Section 8.7 shall be null and void.

     8.8 SEVERABILITY. In the event that any provision of this Agreement or any word, phrase, clause, sentence or other portion thereof should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Agreement as modified legal and enforceable to the fullest extent permitted under applicable laws.

     8.9 PARTIES IN INTEREST. Nothing herein expressed or implied is intended to or shall be construed to confer upon or give any person or entity, other than the parties hereto, and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     8.10 EXPENSES. Each of the parties shall pay all costs and expenses incurred by or on its behalf in connection with, relating to or arising out of the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including, without limiting the generality of the foregoing, fees and expenses of its financial consultants, accountants and legal counsel.

     8.11 NOTICES. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) sent by facsimile (with confirmation of transmission) or overnight delivery, addressed as follows:

     If to Buyer:

                  Nestle Holdings, Inc.
                  800 N. Brand Blvd.
                  Glendale, CA 91203
                  Fax:  (818) 549-6713
                  Attn: Kristin Adrian, Esq.
                        Senior Vice President and General Counsel

              with a copy to:

                  Latham & Watkins
                  633 W. Fifth St., Suite. 4000
                  Los Angeles, CA 90071
                  Fax:  (213) 891-8763
                  Attn: Mary Ellen Kanoff, Esq.

         If to GE Capital:

                  General Electric Capital Corporation.
                  260 Long Ridge Road
                  Stamford, Connecticut 06927
                  Fax:  (203) 357-3945
                  Attn: John Flannery

              with a copy to:

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York 10004
                  Fax: (212) 859-8586
                  Attn: David N. Shine, Esq.

         If to GEIPPP or GE Pension:

                  c/o GE Asset Management Incorporated
                  GE Investments
                  3003 Summer Street
                  P.O. Box 7900
                  Stamford Square
                  Stamford, Connecticut 06904-7900
                  Fax:  (203) 326-4073
                  Attn: Michael Pastore, Esq.

or to such other address as either party may from time to time specify as to itself by notice to the others. Any such notice shall be deemed to be delivered, given and received for all purposes as of: (x) the date so delivered, if delivered personally, (y) upon receipt of a confirmation of successful transmission, if sent by facsimile, or (z) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

     8.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument binding on all parties hereto.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first written above.


                                 SELLERS:

                                 GENERAL ELECTRIC CAPITAL CORPORATION,
                                 a New York corporation


                                 By: /s/ JONATHAN K. SPROLE
                                     ------------------------------------------
                                     Name:  Jonathan K. Sprole
                                     Title: Department Operations Manager


                                 GENERAL ELECTRIC PENSION TRUST,
                                 a New York common law trust,

                                         By: GE ASSET MANAGEMENT INCORPORATED,
                                             a Delaware corporation,
                                             its investment manager


                                             By: /s/ PATRICK J. MCNEELA
                                                -------------------------------
                                                Name:  Patrick J. McNeela
                                                Title: Vice President and
                                                       Managing Director

                                 GE INVESTMENT PRIVATE PLACEMENT PARTNERS I, a Delaware limited partnership,

                                         By: GE ASSET MANAGEMENT INCORPORATED,
                                             a Delaware corporation,
                                             its general partner


                                             By: /s/ PATRICK J. MCNEELA
                                                -------------------------------
                                                Name:  Patrick J. McNeela
                                                Title: Vice President and
                                                       Managing Director

                                  BUYER:

                                  NESTLE HOLDINGS, INC.,
                                  a Delaware corporation


                                  By: /s/ KRISTIN ADRIAN
                                     -------------------------------
                                     Name:  Kristin Adrian
                                     Title: Senior Vice President

                                    EXHIBIT A


                                   STOCK POWER



     FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto Nestle Holdings, Inc. ________ shares of the Common Stock, par value $1.00 of Dreyer's Grand Ice Cream, Inc. standing in its name on the books of said Corporation represented by Certificate(s) No(s)________ previously forwarded to you and do hereby irrevocably constitute and appoint
________________________________________
attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated: _______________________


                                                ___________________________

                                    EXHIBIT B


                            DESCRIPTION OF AGREEMENT


On July 5, 2001, Nestle Holdings, Inc. ("Holdings") entered into a Share Purchase Agreement (the "Share Purchase Agreement") to purchase an aggregate 3,400,000 Shares, representing 9.89%(1) of the total Shares outstanding, from General Electric Capital Corporation, the Trustees of General Electric Pension Trust and GE Investment Private Placement Partners I (the "GE Parties") in exchange for an aggregate consideration of $107,100,000 in cash. Consummation of such purchases of Shares is conditioned on the expiration or termination of the waiting period imposed under the Hart-Scott-Rodino Improvements Act of 1976, as amended.










--------
        (1) This percentage and all other such percentages in this Amendment are based on 34,377,998 Shares outstanding, calculated by combining the 28,578,000 Shares outstanding as of May 11, 2001, as reported in the Issuer's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001, with 5,799,998 Shares that the GE Parties have informed Holdings they received on conversion of the Company's Series A Preferred Stock following a written request made on June 19, 2001.


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